Exhibit 107

Calculation of Filing Fee Table

S-3ASR

(Form Type)

SL Green Realty Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.01 par value per share	457(c)	2,661,672	$46.41	$123,528,198	$147.60 per $1,000,000	$18,232.76

		Total Offering Amounts				$123,528,198		$18,232.76
		Total Fees Previously Paid
		Total Fee Offsets						$18,735.98(4)
		Net Fee Due						$0

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the amount of common stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, dividend, or other change in the capitalization of the Registrant.

(2)	Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee.

(3)	The proposed maximum aggregate offering price per share of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”) was calculated based upon the average of the high ($46.95) and low ($45.87) prices per share of the Common Stock on February 23, 2024, as reported by the New York Stock Exchange on February 23, 2024.

(4)	Represents the total of the fee offsets claimed pursuant to Rule 457(p) under the Securities Act for the portion of registration fee previously paid with respect to the unsold shares of Common Stock, as set forth in Table 2.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	SL Green Realty Corp.	S-3ASR	333-253652	February 26, 2021		$18,735.98	Equity	Common Stock, $0.01 par value per share	2,661,672	$185,066,054.16
Fee Offset Sources	SL Green Realty Corp.	S-3ASR	333-253652		February 26, 2021						$18,983(1)

(1)	A fee of $18,983 was previously paid in connection with 2,696,764 shares of Common Stock registered under a registration statement on Form S-3ASR (File No. 333-253652) filed by the Registrant on February 26, 2021 (the “2021 Registration Statement”), calculated in accordance with Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on February 24, 2021. Pursuant to Rule 457(p), a remaining fee amount of $18,735.98 represents the portion of registration fee previously paid with respect to the 2,661,672 unsold shares of Common Stock, which is being used to offset the fee due in connection with the filing of this registration statement.